Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-162884 and 333-173025) of Merck & Co., Inc. of our report dated June 29, 2011, relating to the financial statements of Merck Puerto Rico Employee Savings and Security Plan as of December 31, 2010 and 2009, and for the year ended December 31, 2010, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico
June 29, 2011

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